UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2020, Jeffrey Nugent, Chairman and Chief Executive Officer of Sientra, Inc. (the “Company”), stepped down as Chairman of the Board and Chief Executive Officer and resigned from the Company’s Board of Directors (the “Board”), effective November 10, 2020 (the “Separation Date”). Mr. Nugent will remain as a non-executive employee of the Company to assist with the transition of his duties through December 31, 2020, at which time he will resign from the Company. Mr. Nugent’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Ronald Menezes as President and Chief Executive Officer

Effective November 10, 2020, the Board appointed Ronald Menezes as President and Chief Executive Officer of the Company. In addition, the Board appointed Mr. Menezes to the Board as a Class I director to fill the vacancy created by Mr. Nugent’s resignation, effective upon Mr. Nugent’s resignation from the Board. In connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Menezes. Under the terms of Mr. Menezes’ employment agreement, Mr. Menezes will receive an annual base salary of $500,000. Mr. Menezes will receive for fiscal year 2020 a guaranteed bonus of $150,000 and thereafter is eligible to receive an annual performance bonus of up to one hundred percent (100%) of his then current base salary, which is determined by the achievement of certain corporate objectives and personal performance criteria as established by the Compensation Committee of the Board, or the Compensation Committee. Mr. Menezes is also entitled to reimbursement for up to $100,000 in relocation expenses.

Mr. Menezes will be granted (i) an option to purchase 500,000 shares of the Company’s common stock, 125,000 of which will vest on the one-year anniversary of the grant date with the remaining 375,000 vesting in equal monthly installments thereafter, (ii) 500,000 Restricted Stock Units which will vest in four equal annual installments beginning on the one-year anniversary of the grant date and (iii) 500,000 Performance Stock Units which will vest in accordance with the performance criteria and vesting schedule established by the Board.

Pursuant to the terms of the employment agreement, Mr. Menezes is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of twenty-four (24) months of Mr. Menezes’s annual base salary and a lump sum payment equal to the pro-rata portion, if any, of the then-current performance bonus earned as of the date of separation from service, and paid COBRA premiums for the twenty-four (24) month period following such termination. In the event that Mr. Menezes is terminated within twelve (12) months following a change in control, or if an acquiror does not assume or continue Mr. Menezes’ then unvested equity awards in connection with a change in control, in addition to the above severance benefits, Mr. Menezes’ unvested RSUs shall fully vest.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Menezes, age 58, served as President and General Manager of Almirall U.S. – Dermatology, a subsidiary of Almirall, S.A., a pharmaceutical company, from August 2017 until November 2020. Prior to joining Almirall, Mr. Menezes served as Vice President of Sales and Operations of Assertio Therapeutics, Inc. (formerly Depomed Inc.), a specialty pharmaceutical company) from 2016 until August 2017. Formerly, Mr. Menezes served in a series of leadership roles at Allergan plc, Abbott Laboratories, Astellas Pharma Inc., Pfizer Inc. and Eli, Lilly and Co. Mr. Menezes holds a B.S. in International Business from Brigham Young University. Our Board believes Mr. Menezes is qualified to serve as one of our directors based on his business and management experience of several companies in the aesthetics industry.

There is no arrangement or understanding pursuant to which Mr. Menezes was selected as President and Chief Executive Officer, and there are no related party transactions between the Company and Mr. Menezes reportable under Item 404(a) of Regulation S-K.

Separation Agreement with Jeffrey Nugent

In connection with his resignation, on November 9, 2020, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Nugent. The Separation Agreement provides severance consistent with a termination without cause or resignation for good reason and provides that, in exchange for, among other things, a general release of all claims, the Company will make a lump sum payment to Mr. Nugent on or prior to March 15, 2021 of $2,226,000 representing an amount equal to (i) twenty-four (24) months of Mr. Nugent’s base salary in effect on the Separation Date; and (ii) two (2) times the annual bonus earned by Mr. Nugent in connection with the completion of fiscal year 2019. The Company shall also reimburse Mr. Nugent’s COBRA premiums starting on the Separation Date and ending on the earliest to occur of: (i) twenty-four (24) months following the Separation Date; (ii) the date Mr. Nugent becomes eligible for group health insurance through a new employer; or (iii) the date Mr. Nugent ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In addition, the Separation Agreement provides the acceleration of all of Mr. Nugent’s unvested equity awards and provides that Mr. Nugent may exercise any outstanding options until the twenty-four-month anniversary of the Separation Date. Further, the Separation Agreement provides for the reimbursement of documented relocation expenses of up to $100,000.

The foregoing description of the separation agreement with Mr. Nugent is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K

Employment Agreement with Caroline Van Hove

On November 9, 2020, the Company entered into an employment agreement with Caroline Van Hove, a member of the Board, to serve as Executive Chair of the Board, effective upon Mr. Nugent’s resignation from the Board (the “Van Hove Agreement”).

The Van Hove Agreement provides that Ms. Van Hove will receive an annual base salary equal to $155,000.

Ms. Van Hove will be granted (i) an option to purchase 100,000 shares of the Company’s common stock, 25,000 of which will vest on the one-year anniversary of the grant date with the remaining 75,000 vesting in equal monthly installments thereafter, (ii) 100,000 Restricted Stock Units which will vest in four equal annual installments beginning on the one-year anniversary of the grant date and (iii) 100,000 Performance Stock Units which will vest in accordance with the performance criteria and vesting schedule established by the Board. In addition, Ms. Van Hove will be eligible to receive an annual equity grant equal to the amount granted to non-employee directors of the Company and will be entitled to participate in all employee benefit programs.

In the event Ms. Van Hove is terminated “without cause” or resigns for “good reason” within twelve months prior to or following a “change in control” (each as defined in the Van Hove Agreement), the Company shall pay Ms. Van Hove an amount equal to twelve (12) months of her then-current base salary paid in equal installments on the Company’s normal payroll schedule over the twelve (12) month period and reimburse her COBRA premiums for twelve (12) months or until Ms. Van Hove is eligible for group health insurance through a new employer she ceases to be eligible for COBRA continuation coverage for any reason, including plan termination.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

There is no arrangement or understanding pursuant to which Ms. Van Hove was selected as Executive Chair of the Board, and there are no related party transactions between the Company and Ms. Van Hove reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On November 9, 2020, the Company issued a press release announcing the appointment of Mr. Menezes as the new President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 9, 2020, by and between the Company and Ronald Menezes.

10.2	Separation Agreement, dated November 9, 2020, by and between the Company and Jeffrey M. Nugent.

10.3	Employment Agreement, dated November 9, 2020, by and between the Company and Caroline Van Hove.

99.1	Press Release dated November 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: November 10, 2020	By:	/s/ Oliver Bennett
Oliver Bennett
General Counsel and Vice President